Exhibit 99.1

First Watch Restaurant Group, Inc. Reports Q2 2025 Financial Results and Reaches 600th System-Wide Restaurant Milestone
Total revenues increased 19.1%
Net income of $2.1 million and Adjusted EBITDA of $30.4 million
17 new system-wide restaurants opened in 8 states
Raising 2025 Adjusted EBITDA guidance

BRADENTON, Fla. — August 5, 2025 — First Watch Restaurant Group, Inc. (NASDAQ: FWRG) (“First Watch” or the “Company”), the leading Daytime Dining concept serving breakfast, brunch and lunch, today reported financial results for the thirteen weeks ended June 29, 2025 (“Q2 2025”).

"We delivered both positive same restaurant traffic growth and same restaurant sales growth in the second quarter, representing three consecutive quarters of sequential improvement,” stated Chris Tomasso, CEO and President of First Watch. "Looking ahead, we anticipate stronger profitability in the second half of the year and have raised our annual outlook for adjusted EBITDA accordingly. With continued outperformance of our newest restaurant classes and a robust development pipeline, we remain confident in our momentum through the balance of 2025 and beyond."

Second Quarter 2025 Highlights:

•Total revenues increased 19.1% to $307.9 million as compared to $258.6 million in the same period of 2024
•System-wide sales increased 15.8% to $346.2 million as compared to $299.0 million in the same period of 2024
•Same-restaurant sales growth of 3.5%
•Same-restaurant traffic growth of 2.0%
•Income from operations margin decreased to 2.4% as compared to 6.4% in the same period of 2024
•Restaurant level operating profit margin* decreased to 18.6% as compared to 21.9% in the same period of 2024
•Net income decreased to $2.1 million, or $0.03 per diluted share as compared to $8.9 million, or $0.14 per diluted share, in the same period of 2024
•Adjusted EBITDA* decreased to $30.4 million as compared to $35.3 million in the same period of 2024
•Opened 17 system-wide restaurants in 8 states, with 1 planned closure, resulting in a total of 600 system-wide restaurants (531 company-owned and 69 franchise-owned) across 31 states

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* See Non-GAAP Financial Measures Reconciliations section below.

For additional financial information related to Q2 2025, refer to the Company’s quarterly report on Form 10-Q filed with the Securities and Exchange Commission on August 5, 2025, which can be accessed at https://investors.firstwatch.com in the Financials & Filings section.

Updated Outlook Fiscal Year 2025

Based upon second quarter results and current trends, the Company updated the following guidance metrics for the 52-week fiscal year ending December 28, 2025:

•Adjusted EBITDA(1) in the range of $119.0 million to $123.0 million(2)
•Blended tax rate of 35.0%-40.0%
•Capital expenditures in the range of $148.0 million to $152.0 million invested primarily in new restaurant projects and planned remodels(3)

The Company confirmed the following guidance metrics for the 52-week fiscal year ending December 28, 2025:

•Same-restaurant sales growth percentage in the positive low-single digits with flat-to-slightly positive same-restaurant traffic growth percentage
•Total revenue growth of ~20.0%(2)
•59 to 64 new system-wide restaurants, net of 3 company-owned restaurant closures (55 to 58 new company-owned restaurants and 7 to 9 new franchise-owned restaurants)

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(1) We have not reconciled guidance for Adjusted EBITDA to the corresponding GAAP financial measure because we do not provide guidance for the various reconciling items. We are unable to provide guidance for these reconciling items because we cannot determine their probable significance, as certain items are outside of our control and cannot be reasonably predicted due to the fact that these items could vary significantly from period to period. Accordingly, a reconciliation to the corresponding GAAP financial measure is not available without unreasonable effort.
(2) Includes net impact of approximately 4% in total revenue growth and approximately $7 million in Adjusted EBITDA associated with completed acquisitions.
(3) Does not include the capital outlays associated with the acquisition of franchise-owned restaurants.

Conference Call and Webcast
Chris Tomasso, Chief Executive Officer and President, and Mel Hope, Chief Financial Officer, will host a conference call and webcast to discuss these financial results for Q2 2025 on August 5, 2025 at 8:00 AM ET.

Interested parties may listen to the conference call via any one of two options:

•Dial 201-389-0914, which will be answered by an operator
•Join the webcast at https://investors.firstwatch.com/news-and-events/events

The webcast will be archived shortly after the call has concluded.

Definitions
The following definitions apply to these terms as used in this release:
System-wide restaurants: the total number of restaurants, including all company-owned and franchise- owned restaurants.

System-wide sales: consists of restaurant sales from our company-owned restaurants and franchise-owned restaurants. We do not recognize the restaurant sales from our franchise-owned restaurants as revenue.

Same-restaurant sales growth: the percentage change in year-over-year restaurant sales (excluding gift card breakage) for the comparable restaurant base, which is defined as the number of company-owned First Watch branded restaurants open for 18 months or longer as of the beginning of the fiscal year (“Comparable Restaurant Base”). For the thirteen and twenty-six weeks ended June 29, 2025 and June 30, 2024, there were 382 restaurants and 344 restaurants, respectively, in our Comparable Restaurant Base. Measuring our same-restaurant sales growth allows management to evaluate the performance of our existing restaurant base. We believe this measure is useful for investors to provide a consistent comparison of restaurant sales results and trends across periods within our core, established restaurant base, unaffected by results of store openings, closings, and other transitional changes.

Same-restaurant traffic growth: the percentage change in traffic counts as compared to the same period in the prior year using the Comparable Restaurant Base. Measuring our same-restaurant traffic growth allows management to evaluate the performance of our existing restaurant base. We believe this measure is useful for investors because an increase in same-restaurant traffic provides an indicator as to the development of our brand and the effectiveness of our marketing strategy.

Adjusted EBITDA: a non-GAAP measure, is defined as net income before depreciation and amortization, interest expense, income taxes and items that the Company does not consider in the evaluation of its ongoing core operating performance.

Adjusted EBITDA margin: a non-GAAP measure, is defined as Adjusted EBITDA as a percentage of total revenues.

Restaurant level operating profit: a non-GAAP measure, is defined as restaurant sales, less restaurant operating expenses, which include food and beverage costs, labor and other related expenses, other restaurant operating expenses, pre-opening expenses and occupancy expenses. In addition, Restaurant level operating profit excludes corporate-level expenses and items that are not considered in the Company’s evaluation of its ongoing core operating performance.

Restaurant level operating profit margin: a non-GAAP measure, is defined as Restaurant level operating profit as a percentage of restaurant sales.

About First Watch
First Watch is the leading Daytime Dining concept serving made-to-order breakfast, brunch and lunch using the freshest ingredients available. Guided by its “Follow the Sun” culinary philosophy, First Watch's chef-driven menu rotates five times a year to feature the highest-quality flavors at their peak, offering elevated executions of classic favorites, fresh juices like the Kale Tonic, and fan favorites such as the Lemon Ricotta Pancakes, Quinoa Power Bowl and signature Million Dollar Bacon. For every kid’s meal served, First Watch proudly donates a portion to organizations and causes making a positive impact in our communities – raising more than $1.7 million to date. A recipient of hundreds of local “Best Breakfast” and “Best Brunch” awards, First Watch was also named 2024’s #1 Most Loved Workplace® in America by Newsweek and the Best Practice Institute, after appearing on the list in 2022 and 2023 as well. With a commitment to quality, hospitality and community, First Watch is redefining Daytime Dining across more than 600 restaurants in 31 states. For more information, visit www.firstwatch.com.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to known and unknown risks, uncertainties and other important factors that may cause actual results to be materially different from the statements made herein. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements discuss our current expectations and projections relating to our financial position, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to any historical or current facts. These statements may include words such as “aim,” “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “future,” “intend,” “outlook,” “potential,” “project,” “projection,” “plan,” “seek,” “may,” “could,” “would,” “will,” “should,” “can,” “can have,” “likely,” the negatives thereof and other similar expressions. You should evaluate all forward-looking statements made in this press release in the context of the risks and uncertainties disclosed herein, in our Annual Report on Form 10-K as of and for the year ended December 29, 2024, including under Part I. Item 1A. “Risk Factors” and Part II. Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our other filings with the Securities and Exchange Commission (the “SEC”), accessible on the SEC’s website at www.sec.gov and the Investors Relations section of the Company’s website at https://investors.firstwatch.com/financial-information/sec-filings. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the following: our vulnerability to changes in consumer preferences and economic conditions such as inflation and recession; uncertainty regarding the Russia and Ukraine war, war and unrest in the Middle East and the related impact on macroeconomic conditions, including inflation, as a result of such conflicts or other related events; our vulnerability to changes in economic conditions and consumer preferences; our inability to successfully open new restaurants or establish new markets; our inability to effectively manage our growth; potential negative impacts on sales at our and our franchisees’ restaurants as a result of our opening new restaurants; a decline in visitors to any of the retail centers, lifestyle centers, or entertainment centers where our restaurants are located; lower than expected same-restaurant sales growth; unsuccessful marketing programs and limited time new offerings; changes in the cost of food; unprofitability or closure of new restaurants or lower than previously experienced performance in existing restaurants; our inability to compete effectively for customers; unsuccessful financial performance of our franchisees; our limited control over our franchisees’ operations; our inability to maintain good relationships with our franchisees; conflicts of interest with our franchisees; the geographic concentration of our system-wide restaurant base in the southeast portion of the United States; damage to our reputation and negative publicity; our inability or failure to recognize, respond to and effectively manage the accelerated impact of social media; our limited number of suppliers and distributors for several of our frequently used ingredients and shortages or disruptions in the supply or delivery of such ingredients; information technology system failures or breaches of our network security; our failure to comply with federal and state laws and regulations relating to privacy, data protection, advertising and consumer protection, or the expansion of current or the enactment of new laws or regulations relating to privacy, data protection, advertising and consumer protection; our potential liability with our gift cards under the property laws of some states; our failure to enforce and maintain our trademarks and protect our other intellectual property; litigation with respect to intellectual property assets; our dependence on our executive officers and certain other key employees; our inability to identify, hire, train and retain qualified individuals for our workforce; our failure to obtain or to properly verify the employment eligibility of our employees; our failure to maintain our corporate culture as we grow; unionization activities among our employees; employment and labor law proceedings; labor shortages or increased labor costs or health care costs; risks associated with leasing property subject to long-term and non-cancelable leases; risks related to our sale of alcoholic beverages; costly and complex compliance with federal, state and local laws, including trade and tax policies; changes in accounting principles applicable to us; our vulnerability to natural disasters, unusual weather conditions, pandemic outbreaks, political events, war and terrorism; our inability to secure additional capital to support business growth; our level of indebtedness; failure to comply with covenants under our credit facility; and the interests of our largest stockholder may differ from those of public stockholders.

The forward-looking statements included in this press release are made only as of the date hereof and are expressly qualified in their entirety by these cautionary statements. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law. All information presented herein is based on our fiscal calendar. Unless otherwise stated, references to particular years, quarters, months or periods refer to our fiscal years and the associated quarters, months and periods of those fiscal years.

Investor Relations Contact

Steven L. Marotta
941-500-1918
investors@firstwatch.com

Media Relations Contact

Jenni Glester
407-864-5823
jglester@firstwatch.com

Non-GAAP Financial Measures (Unaudited)

To supplement the consolidated financial statements, which are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”), we use the following non-GAAP measures, which present operating results on an adjusted basis: (i) Adjusted EBITDA, (ii) Adjusted EBITDA margin, (iii) Restaurant level operating profit and (iv) Restaurant level operating profit margin. Our presentation of these non-GAAP measures includes isolating the effects of some items that are either nonrecurring in nature or have no meaningful correlation to our ongoing core operating performance. These supplemental measures of performance are not required by or presented in accordance with GAAP. Management believes these non-GAAP measures provide investors with additional visibility into our operations, facilitate analysis and comparisons of our ongoing business operations because they exclude items that may not be indicative of our ongoing operating performance, help to identify operational trends and allow for greater transparency with respect to key metrics used by Management in our financial and operational decision making. Our non-GAAP measures may not be comparable to similarly titled measures used by other companies and have important limitations as analytical tools. These non-GAAP measures should not be considered in isolation or as substitutes for analysis of our results as reported under GAAP as they may not provide a complete understanding of our performance. These non-GAAP measures should be reviewed in conjunction with our consolidated financial statements prepared in accordance with GAAP.

Adjusted EBITDA and Adjusted EBITDA Margin

Management uses Adjusted EBITDA and Adjusted EBITDA margin (i) as factors in evaluating management’s performance when determining incentive compensation, (ii) to evaluate the Company’s operating results and the effectiveness of our business strategies and (iii) internally as benchmarks to compare the Company’s performance to that of its competitors.

Non-GAAP Financial Measures Reconciliations

Adjusted EBITDA and Adjusted EBITDA margin - The following table reconciles Net income (loss) and Net income (loss) margin, the most directly comparable GAAP measures to Adjusted EBITDA and Adjusted EBITDA margin, for the periods indicated:

	THIRTEEN WEEKS ENDED		TWENTY-SIX WEEKS ENDED
(in thousands)	JUNE 29, 2025	JUNE 30, 2024	JUNE 29, 2025	JUNE 30, 2024
Net income	$2,106	$8,900	$1,277	$16,114
Depreciation and amortization	18,136	14,536	34,693	26,807
Interest expense	4,003	3,381	7,337	5,980
Income tax expense	1,470	4,879	762	7,678
EBITDA	25,715	31,696	44,069	56,579
Strategic costs (1)	799	161	2,033	396
Loss on extinguishment and modification of debt	—	—	—	428
Stock-based compensation (2)	2,790	2,452	5,049	4,318
Delaware Voluntary Disclosure Agreement Program (3)	29	67	53	75
Transaction expenses, net (4)	919	725	1,792	1,394
Impairments and loss on disposal of assets (5)	127	153	136	272
Recruiting and relocation costs (6)	—	71	—	275
Severance costs (7)	—	—	—	178
Adjusted EBITDA	$30,379	$35,325	$53,132	$63,915

Total revenues	$307,887	$258,561	$590,127	$501,010
Net income margin	0.7%	3.4%	0.2%	3.2%
Adjusted EBITDA margin	9.9%	13.7%	9.0%	12.8%

Additional information
Deferred rent expense (8)	$293	$406	$478	$749
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(1) Represents costs related to process improvements and strategic initiatives. These costs are recorded within General and administrative expenses on the Consolidated Statements of Operations and Comprehensive Income.
(2) Represents non-cash, stock-based compensation expense, net of amounts capitalized, which is recorded within General and administrative expenses on the Consolidated Statements of Operations and Comprehensive Income.
(3) Represents professional service costs incurred in connection with the Delaware Voluntary Disclosure Agreement Program related to unclaimed or abandoned property. These costs are recorded in General and administrative expenses on the Consolidated Statements of Operations and Comprehensive Income.
(4) Represents costs incurred in connection with the acquisition of franchise-owned restaurants, secondary offering costs and, in 2024, an offsetting gain on release of contingent consideration liability and expenses related to debt.
(5) Represents costs related to the disposal of assets due to retirements, replacements or certain restaurant closures. There were no impairments recognized during the periods presented.
(6) Represents costs incurred for hiring qualified individuals. These costs are recorded within General and administrative expenses on the Consolidated Statements of Operations and Comprehensive Income.
(7) Severance costs are recorded in General and administrative expenses on the Consolidated Statements of Operations and Comprehensive Income.
(8) Represents the non-cash portion of straight-line rent expense recorded within both Occupancy expenses and General and administrative expenses on the Consolidated Statements of Operations and Comprehensive Income.

Restaurant level operating profit and Restaurant level operating profit margin

Restaurant level operating profit and Restaurant level operating profit margin are not indicative of our overall results, and because they exclude corporate-level expenses, do not accrue directly to the benefit of our stockholders. We will continue to incur such expenses in the future. Restaurant level operating profit and Restaurant level operating profit margin are important measures we use to evaluate the performance and profitability of each operating restaurant, individually and in the aggregate and to make decisions regarding future spending and other operational decisions. We believe that Restaurant level operating profit and Restaurant level operating profit margin provide useful information about our operating results, identify operational trends and allow for transparency with respect to key metrics used by us in our financial and operational decision-making.

The following tables reconcile Income from operations and Income from operations margin, the most directly comparable GAAP financial measures, to Restaurant level operating profit and Restaurant level operating profit margin for the periods indicated:

	THIRTEEN WEEKS ENDED		TWENTY-SIX WEEKS ENDED
(in thousands)	JUNE 29, 2025	JUNE 30, 2024	JUNE 29, 2025	JUNE 30, 2024
Income from operations	$7,313	$16,447	$8,426	$28,733
Less: Franchise revenues	(2,904)	(3,104)	(5,553)	(6,245)
Add:
General and administrative expenses	33,185	27,189	63,404	54,847
Depreciation and amortization	18,136	14,536	34,693	26,807
Transaction expenses, net (1)	919	725	1,792	1,394
Impairments and loss on disposal of assets (2)	127	153	136	272
Restaurant level operating profit	$56,776	$55,946	$102,898	$105,808

Restaurant sales	$304,983	$255,457	$584,574	$494,765
Income from operations margin	2.4%	6.4%	1.4%	5.8%
Restaurant level operating profit margin	18.6%	21.9%	17.6%	21.4%

Additional information
Deferred rent expense (3)	$244	$357	$379	$650
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(1) Represents costs incurred in connection with the acquisition of franchise-owned restaurants, secondary offering costs and, in 2024, an offsetting gain on release of contingent consideration liability and expenses related to debt.
(2) Represents costs related to the disposal of assets due to retirements, replacements or certain restaurant closures. There were no impairments recognized during the periods presented.
(3) Represents the non-cash portion of straight-line rent expense recorded within Occupancy expenses on the Consolidated Statements of Operations and Comprehensive Income.

FIRST WATCH RESTAURANT GROUP, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
(Unaudited)

	THIRTEEN WEEKS ENDED			TWENTY-SIX WEEKS ENDED
	JUNE 29, 2025	JUNE 30, 2024		JUNE 29, 2025		JUNE 30, 2024
Revenues:
Restaurant sales	$304,983	$255,457		$584,574		$494,765
Franchise revenues	2,904	3,104		5,553		6,245
Total revenues	307,887	258,561		590,127		501,010
Operating costs and expenses:
Restaurant operating expenses (exclusive of depreciation and amortization shown below):
Food and beverage costs	71,978	55,803		138,625		107,987
Labor and other related expenses	101,310	83,841		198,064		163,576
Other restaurant operating expenses	46,603	37,549		90,862		74,341
Occupancy expenses	24,809	20,490		47,958		39,658
Pre-opening expenses	3,507	1,828		6,167		3,395
General and administrative expenses	33,185	27,189		63,404		54,847
Depreciation and amortization	18,136	14,536		34,693		26,807
Impairments and loss on disposal of assets	127	153		136		272
Transaction expenses, net	919	725		1,792		1,394
Total operating costs and expenses	300,574	242,114		581,701		472,277
Income from operations	7,313	16,447		8,426		28,733
Interest expense	(4,003)	(3,381)		(7,337)		(5,980)
Other income, net	266	713		950		1,039
Income before income taxes	3,576	13,779		2,039		23,792
Income tax expense	(1,470)	(4,879)		(762)		(7,678)
Net income	$2,106	$8,900		$1,277		$16,114

Net income	$2,106	$8,900		$1,277		$16,114
Other comprehensive income:
Unrealized (loss) gain on derivatives	(125)	(99)		(1,008)		1,139
Income tax related to other comprehensive income	31	25		251		(284)
Comprehensive income	$2,012	$8,826	$6,907	$520	-2107	$16,969

Net income per common share - basic	$0.03	$0.15		$0.02		$0.27
Net income per common share - diluted	$0.03	$0.14		$0.02		$0.26
Weighted average number of common shares outstanding - basic	61,005,648	60,384,696		60,886,525		60,198,743
Weighted average number of common shares outstanding - diluted	62,579,658	62,464,424		62,732,072		62,507,183